UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2014

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E. Flamingo, #3101, Las Vegas, Nevada 89119 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

The Company is furnishing this Current Report on Form 8-K/A in order to amend the previously filed Current Report on Form 8-K dated March 26, 2014. This Form 8-K/A Amendment No. 3 is being furnished to revise the disclosure under Item 4.02 “Non-Reliance on Previously Issued Financial Statements of an Audit Related Report or Completed Interim Review” to provide additional information as required by Item 4.02 of Form 8-K.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 26, 2013, EWSI entered into a set of agreements with XuFu (Shanghai) Co, Ltd, (“XuFu”) a company incorporated in the People’s Republic of China (“PRC”) and formerly known as Yazhuo, through which EWSI provides business development activities through its eVolve business unit headed by Daniel Feeney, Senior Vice President.  The interests in XuFu were initially consolidated on the Company’s interim financial statements as a Variable Interest Entity (“VIE”).  The contracts with XuFu enable the Company to legally operate in China to capitalize on the vast opportunity in that market for electronic waste disposal and other opportunities for EWSI brand development. The Company has analyzed the controls and processes in place at XuFu and has concluded that consolidation is not proper at this time pending implementation of appropriate financial systems and controls.  Based on these facts and circumstances, the Company has concluded that it should not have consolidated the interests of Xufu in the Company’s interim period financial statements during the year ended December 31, 2013.  To eliminate any doubt about the accounting treatment as of December 31, 2013, the Company’s Board of Directors has suspended the VIE.  Accordingly, the Company has not consolidated Xufu in its consolidated financial statements to be published in the Company’s annual report on Form 10-K as of and for the year ended December 31, 2013.  The Company will follow guidance in accordance with ASC 250 “Accounting Changes and Error Corrections” and take the necessary action as soon as practicable.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS:

Exhibit No.	Description

16.1	Letter from Sadler Gibb & Associates dated April 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer

Date:   April 14, 2014